Exhibit 99(b)




               Securities and Exchange Commission

                     Washington, D.C.  20549



                            Form 11-K

                          ANNUAL REPORT

                  Pursuant to Section 15(d) of
               the Securities Exchange Act of 1934


           For the Fiscal Year Ended December 31, 1993

                  Commission file number 1-1550




  John Morrell & Co. Salaried Employees Incentive Savings Plan



               Chiquita Brands International, Inc.
                         Chiquita Center
                      250 East Fifth Street
                     Cincinnati, Ohio 45202
                            CONTENTS


                                                          Page

Report of Independent Auditors                              1

Financial Statements

  Statements of Plan Equity at December 31, 1993 and 1992   2

  Statements of Income and Changes in Plan Equity for the
  Years Ended December 31, 1993, 1992, and 1991             3

  Notes to Financial Statements                             4

Supplemental Schedules

  Assets Held for Investment at December 31, 1993      Schedule 1

  Reportable Transactions for the Year Ended
  December 31, 1993                                    Schedule 2

  Party-in-Interest Transactions for the Year
  Ended December 31, 1993                              Schedule 3

Signature

Exhibit

  Consent of Independent Auditors                      Exhibit 1
  Report of Independent Auditors

The Administrative Committee
  John Morrell & Co. Salaried Employees Incentive Savings Plan

We have audited the accompanying statements of plan equity of the John Morrell & Co. Salaried Employees Incentive Savings Plan (the "Plan") as of December 31, 1993 and 1992, and the related statements of income and changes in plan equity for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan at December 31, 1993 and 1992, and its income and changes in plan equity for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment, reportable transactions and party-in-interest transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                   /s/ ERNST & YOUNG



Cincinnati, Ohio
June 28, 1994
                            JOHN MORRELL & CO.
                 SALARIED EMPLOYEES INCENTIVE SAVINGS PLAN

                         STATEMENTS OF PLAN EQUITY

                                                 December 31,
                                              1993           1992
Investments:
Chiquita Brands International, Inc.:
  Capital Stock                              $2,838,431     $3,240,228
  Preferred Stock                               98,702        127,653
Lincoln National Pension Insurance Company          --      1,213,011
Equity Fund of Chicago Title and Trust Company4,464,291     4,414,486
Capital Fund of Chicago Title and Trust Company1,929,739    1,913,974
Short Term Investment Fund for Employee Benefit
  Plans of Chicago Title and Trust Company   5,938,163      3,270,941
Certificate of Deposit                              --        750,000

    Investments at fair value               15,269,326     14,930,293

Guaranteed investment contracts with life
insurance companies at contract value        4,000,000      4,500,000

    Total investments                       19,269,326     19,430,293

Cash                                                --         19,540
Due from broker for security sales              17,098             --
Participant contributions receivable           209,605        186,192
Loans to participants                        1,339,613      1,507,252
Employer contributions receivable               53,809         28,803
Investment income receivable                   354,872        341,867
                                            21,244,323     21,513,947
Less:
  Payable to participants for distributions   (200,615)      (360,715)
  Due to brokers for security purchases            (75)            --
  Accrued expenses                             (13,986)            --
                                              (214,676)      (360,715)

Plan equity at end of year                   $21,029,647    $21,153,232

















              See accompanying notes to financial statements.
                            JOHN MORRELL & CO.
                 SALARIED EMPLOYEES INCENTIVE SAVINGS PLAN

              STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY

                                      Years Ended December 31,
                                    1993           1992         1991
Investment income:
 Dividends                        $  103,167     $   96,643    $  58,340
 Interest                            651,005        780,274      846,010

Net (depreciation)
 appreciation in fair value of
   investments                      (924,217)    (2,375,641)   1,952,400

Contributions:
 Participant                       2,454,086      2,655,084    2,630,322
 Employer                            431,358        688,523      492,094

                                   2,715,399      1,844,883    5,979,166

Less:
 Distributions to participants    (2,829,649)    (1,642,958)  (2,232,499)
 Trustee and investment related fees  (9,335)       (10,770)      (9,955)

Net (decrease) increase in plan equity(123,585)     191,155    3,736,712

Plan equity:
 Beginning of the year            21,153,232     20,962,077   17,225,365

 End of the year                  $21,029,647    $21,153,232   $20,962,077



























              See accompanying notes to financial statements.
                       JOHN MORRELL & CO.
            SALARIED EMPLOYEES INCENTIVE SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS

1.  Description of the Plan

John Morrell & Co. is a wholly-owned subsidiary of Chiquita Brands International, Inc. ("Chiquita").

The following description of the John Morrell & Co. Salaried
Employees Incentive Savings Plan (the "Plan") provides only general information. Participants should refer to the Plan documents for a more complete description of the Plan's provisions.

The Plan is a defined contribution plan established effective January 1, 1985 to provide a means for tax deferred savings and investment by eligible employees as additional security for retirement. The Plan's investments are held in a trust fund (the "Trust") by Chicago Title and Trust Company (the "Trustee") under a discretionary trust agreement effective January 1, 1985.

Eligibility for participation -

All non-union salaried employees of John Morrell & Co. (the
"Employer") who have completed one year of service and have attained the age of twenty-one are eligible to participate in the Plan. At December 31, 1993, there were 954 employees participating in the Plan.

Contributions -

The Plan is funded by participants' contributions and matching contributions by the Employer. Participants contribute to the Plan through payroll deduction, subject to certain maximum dollar amounts, any whole percentage between one percent and twelve percent of eligible compensation. The Plan limits the maximum amount of a participant's contribution in any plan year to 12% of compensation, subject to the anti-discrimination standards of the Internal Revenue Code (the "Code"). A participant's taxable compensation is reduced by the amount of the participant's contributions which he elects to make. A participant's contributions in any one year are also limited to a fixed dollar maximum ($8,994, $8,728, and $8,475 for 1993, 1992 and 1991, respectively) as specified by the Code. The amount a participant contributes can be changed quarterly. Under the Code, the participant's and Employer's annual contributions for all qualified benefit plans for any calendar year cannot exceed the lesser of a fixed dollar amount ($30,000 for 1993, 1992 and 1991) or 25% of the participant's compensation for that calendar year.

The Employer matches participants' contributions at an annual rate set by the Board of Directors. The Employer's matching contribution is subject to the anti-discrimination standards of the Code. For 1993, 1992 and 1991, the Employer made a Basic Matching contribution at a rate of 25% of eligible participant contributions, up to the first four percent of each participant's eligible compensation. In addition to the Basic Match, the Employer contributes an additional amount into a Restricted Contributions Account for that portion of participant contributions which the participant elects to invest, for at least a three-year period, in the Chiquita Capital Stock Fund (the "Stock Incentive Match").

The Stock Incentive Match was 25% of the first six percent of eligible participant contributions for 1993, 1992 and 1991. The amount of the Stock Incentive Match is reviewed each year and participants will be notified prior to the beginning of the next Plan year of any change in the amount of the Stock Incentive Match.

Consequently, participant contributions in the Chiquita Capital Stock Fund which qualified for the Stock Incentive Match must remain in a restricted account until the third anniversary of the first day of the plan year in which contributions were made, at which time the participant may redirect such contributions to nonrestricted accounts.

Participants in the Plan for 10 years may direct up to 25% of the Restricted Contributions Account into one or more of the three other investment funds during the first four years after attaining age 55 and up to 50% beginning in the fifth year after attaining age 55.

Vesting -

Separate accounts are maintained for each participant to account for participant, Employer matching and rollover contributions. Subaccounts are maintained to account for participant restricted and non-restricted contributions and Employer matching restricted and non-restricted contributions. Each account and subaccount includes the participant's share of investment income and net appreciation or depreciation in fair value of assets, all of which are allocated quarterly. Participants' accounts are at all times fully vested and nonforfeitable.

Investment programs -

Investment programs available under the Plan are the Safety of Principal, Conservative Stock, Aggressive Stock, Chiquita Capital Stock and Chiquita Preferred Stock Funds. The Safety of Principal Fund is invested in fixed income investments including guaranteed investment contracts issued by insurance companies and other short-term securities. Assets of the Conservative Stock Fund are invested in the Equity Fund of Chicago Title and Trust Company which invests in quality growth stocks intended to provide long-term growth. The assets of the Aggressive Stock Fund are invested in the Capital Fund of Chicago Title and Trust Company. This fund's investments typically include more speculative equity securities of smaller companies which are expected to achieve more rapid growth. Assets of the Chiquita Capital Stock Fund are invested by Chicago Title and Trust Company in capital stock of Chiquita. Assets of the Chiquita Preferred Stock Fund are invested by Chicago Title and Trust Company in preferred stock issued by Chiquita. During 1992, Chiquita issued Mandatorily Exchangeable Cumulative Preference Stock, Series C, represented by $1.32 Depositary Shares, in exchange for shares of its capital stock. These Depositary Shares convert back into capital stock in 1995, or earlier at Chiquita's option. As part of the exchange the Chiquita Preferred Stock Fund was established under the Plan and 7,143 shares of capital stock were exchanged by participants for Depositary Shares. Participants are not permitted to contribute to the Chiquita Preferred Stock Fund. However, during the three months ended March 31, 1993, participants could transfer funds from the other four investment funds into the Chiquita Preferred Stock Fund.

Participants specify the percentage (in multiples of 10 percent) of their contributions that are to be directed to each of the available investment funds. Investment decisions can be changed quarterly for participant contributions in the Safety of Principal, Conservative Stock, Aggressive Stock and Chiquita Capital Stock Funds.

The number of participants in each of the respective funds at December 31, 1993 is presented below:

     Safety of Principal Fund                   702
     Conservative Stock Fund                    512
     Aggressive Stock Fund                      443
     Chiquita Capital Stock Fund                638
     Chiquita Preferred Stock Fund               30

The total number of participants in the Plan was less than the sum of the numbers shown above because of participation in more than one of the funds. The numbers shown above include terminated employees who have amounts remaining in their accounts.

Distributions and loans -

Participation in the Plan terminates upon death, retirement, disability, or other termination of employment with the Employer; such former participant or the designated beneficiary is to receive as soon as practical a full distribution of the participant's account balance as of the date of such termination. At termination of employment, former employees can elect to leave their account balance in the Plan until age 65.

Participants may withdraw all or any portion of their non-restricted account balance after age 59 1/2, although participants may, in a qualifying hardship, withdraw before that age.
Participants are also permitted to take loans against their non-restricted account balance subject to conditions and terms as set forth by the Plan Administrator.

Administration -

The Plan is currently administered by the Plan Administrative
Committee which is appointed by the Board of Directors of Chiquita. The Trustee, who is appointed by the plan administrator, is custodian of all assets of the Trust. During 1993 and 1992 the Trustee managed all of the Plan's assets.

Plan termination -

The Employer presently expects that the Plan will continue without interruption, but reserves the right to terminate the Plan at any time. In the event the Plan terminates, each participant shall be fully vested as to the value of his separate account.

2.  Significant accounting policies

Investments -

The Plan's investments in the Short Term Investment Fund for Employee Benefit Plans of Chicago Title and Trust Company are carried at cost which approximates fair value. Guaranteed investment contracts are carried at contract value which represents amounts deposited. Other investments are carried at fair value as determined by the Trustee. Purchases and sales of securities are recorded on the trade dates.

Expenses of the Plan and Trust -

Substantially all of the expenses of the Plan and Trust and administrative services provided by the Employer's personnel are paid by the Employer; loan service charges are paid by participants requesting the loans. The cost of administrative services provided by the Employer has not been determined. In 1993, 1992 and 1991, the Employer paid certain legal and accounting expenses for the Plan.

Investment Income -

Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis.

3.  Taxes

The Company has received from the IRS a determination that the Plan constitutes a qualified plan under section 401 (k) of the Code and that, pursuant to section 404 (a), contributions made by the Employer under the Plan are deductible for income tax purposes and participant's contributions are not subject to federal income tax in the year in which such contributions are made. As long as the Plan is qualified, under federal income tax laws and regulations, participants will not be taxed on employer contributions or earnings until such time as they receive a distribution from the Plan, and the Plan will not be taxed on its dividend and interest income or any capital gains realized by it or any unrealized appreciation on investments within each fund.
4.   ALLOCATION OF PLAN ASSETS AND LIABILITIES TO INVESTMENT FUNDS
     DECEMBER 31, 1993

                                                              Chiquita
                        Safety of                Aggressive   Capital
                        Principal  Conservative    Stock       Stock
                          Fund      Stock Fund     Fund         Fund
Investments            $ 9,822,272  $4,464,291    $1,929,739  $ 2,943,981
Due from broker for
 security sales                 --      17,098            --           --
Participant
 contributions receivable   90,945      47,662        26,329       44,669
Loans to participants           --          --            --           --
Employer contributions
 receivable                     --          --            --       53,809
Investment income
 receivable                354,450          61            29           38
Payable to participants
 for distributions           6,126    (129,289)       (5,763)     (61,230)
Due to broker for
 security purchases             --          --           (75)          --
Accrued expenses           (17,477)    (17,363)           (4)        (175)
Inter-fund transfers        37,404    (131,822)       89,321        5,097

Plan equity at
 December 31, 1993     $10,293,720  $4,250,638   $ 2,039,576  $ 2,986,189




                        Chiquita
                        Preferred   Loans to
                        Stock Fund  Participants   Total
Investments            $   109,043  $       --   $19,269,326
Due from broker for
 security sales                 --          --        17,098
Participant
 contributions receivable       --          --       209,605
Loans to participants           --   1,339,613     1,339,613
Employer contributions
 receivable                     --          --        53,809
Investment income
 receivable                     --         294       354,872
Payable to participants
 for distributions         (10,459)         --      (200,615)
Due to broker for
 security purchases             --          --           (75)
Accrued expenses                --      21,033       (13,986)
Inter-fund transfers            --          --            --

Plan equity at
 December 31, 1993     $    98,584  $1,360,940   $21,029,647
/TABLE

4.   ALLOCATION OF PLAN ASSETS AND LIABILITIES TO INVESTMENT FUNDS
     DECEMBER 31, 1992

                                                              Chiquita
                        Safety of                Aggressive   Capital
                        Principal  Conservative    Stock       Stock
                          Fund      Stock Fund     Fund         Fund
Investments            $ 9,722,797  $4,414,486    $1,913,974  $ 3,251,139
Cash                       133,777     (82,479)      (17,802)     (13,960)
Participant
 contributions receivable   73,313      42,272        14,774       55,833
Loans to participants           --          --            --           --
Employer contributions
 receivable                     --          --            --       28,803
Investment income
 receivable                338,363          --            --        3,717
Payable to participants
 for distributions        (217,497)    (57,806)      (36,518)     (48,894)
Inter-fund transfers       (60,371)    101,723       (46,254)     (25,736)

Plan equity at
 December 31, 1992     $ 9,990,382  $4,418,196   $ 1,828,174  $ 3,250,902



                        Chiquita
                        Preferred   Loans to
                        Stock Fund  Participants   Total
Investments            $   127,897  $       --   $19,430,293
Cash                             4          --        19,540
Participant
 contributions receivable       --          --       186,192
Loans to participants           --   1,507,252     1,507,252
Employer contributions
 receivable                     --          --        28,803
Investment income
 receivable                   (213)         --       341,867
Payable to participants
 for distributions              --          --      (360,715)
Inter-fund transfers        30,638          --            --

Plan equity at
 December 31, 1992     $   158,326  $1,507,252   $21,153,232
/TABLE

5.  ALLOCATION OF PLAN INCOME TO INVESTMENT FUNDS AND
    CHANGES IN THE PLAN EQUITY
    FOR YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                               Chiquita
                        Safety of                Aggressive    Capital
                        Principal   Conservative   Stock         Stock
                          Fund      Equity Fund     Fund         Fund
Plan equity
  December 31, 1990  $9,361,137    $3,001,677  $   886,738  $ 2,864,870
Dividend income              --           --            --       58,340
Interest income         736,120        1,126           521        3,411
Net appreciation
  in fair value of
  investments                --      824,749       529,364      598,287
Contributions:
  Participant         1,291,880      440,562       171,407      726,473
  Employer                   --           --            --      492,094
Distributions to
  participants       (1,046,761)    (345,966)     (197,836)    (538,618)
Trustee and
  investment
  related fees           (8,325)      (1,320)         (165)        (145)
Transfer (to) from
 other funds           (482,257)    (244,341)      204,242      459,345

Plan equity at
  December 31, 1991  $9,851,794    $3,676,487  $ 1,594,271  $ 4,664,057


                          Chiquita
                         Preferred
                           Stock    Loans to
                           Fund     Participants     Total
Plan equity
  December 31, 1990   $      --    $1,110,943  $17,225,365
Dividend income              --           --        58,340
Interest income              --      104,832       846,010
Net appreciation
   in fair value of
   investments               --           --     1,952,400
Contributions:
  Participant                --           --     2,630,322
  Employer                   --           --       492,094
Distributions to
  participants               --     (103,318)   (2,232,499)
Trustee and investment
  related fees               --           --        (9,955)
Transfer (to) from
 other funds                 --       63,011            --

Plan equity
  December 31, 1991   $      --    $1,175,468  $20,962,077
/TABLE

5.  ALLOCATION OF PLAN INCOME TO INVESTMENT FUNDS AND
    CHANGES IN THE PLAN EQUITY
    FOR YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                               Chiquita
                        Safety of                Aggressive    Capital
                        Principal   Conservative   Stock         Stock
                          Fund      Equity Fund     Fund         Fund
Dividend income       $      --    $      --   $        --  $    94,928
Interest income         657,085          672           489        3,213
Net appreciation
  (depreciation) in
   fair value of
   investments               --      266,684       148,999   (2,728,638)
Contributions:
  Participant         1,160,654      464,568       242,642      787,220
  Employer                   --           --            --      688,523
Distributions to
  participants       (1,030,816)    (288,637)      (97,663)    (182,635)
Trustee and investment
  related fees           (8,900)      (1,450)         (255)        (165)
Transfer (to) from
 other funds           (639,435)     299,872       (60,309)     113,054
Share Exchange               --           --            --     (188,655)

Plan equity at
  December 31, 1992  $9,990,382    $4,418,196  $ 1,828,174  $ 3,250,902


                          Chiquita
                         Preferred
                           Stock    Loans to
                           Fund     Participants     Total
Dividend income       $   1,715    $      --   $    96,643
Interest income               4      118,811       780,274
Net appreciation
  (depreciation) in
   fair value of
   investments          (62,686)          --    (2,375,641)
Contributions:
  Participant                --           --     2,655,084
  Employer                   --           --       688,523
Distributions to
  participants               --      (43,207)   (1,642,958)
Trustee and investment
  related fees               --           --       (10,770)
Transfer (to) from
 other funds             30,638      256,180            --
Share Exchange          188,655           --            --
Plan equity
  December 31, 1992   $ 158,326    $1,507,252  $21,153,232
/TABLE

5.  ALLOCATION OF PLAN INCOME TO INVESTMENT FUNDS AND
    CHANGES IN THE PLAN EQUITY
    FOR YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                               Chiquita
                      Safety of                 Aggressive     Capital
                      Principal  Conservative      Stock         Stock
                        Fund      Equity Fund       Fund         Fund
Dividend income     $        --    $      --    $       --   $   94,306
Interest income         544,224          464           178        2,163
Net appreciation
  (depreciation) in
   fair value of
   investments               --      120,264        65,096   (1,053,447)
Contributions:
  Participant         1,101,978      532,949       268,003      551,156
  Employer                   --           --            --      431,358
Distributions to
  participants       (1,441,945)    (477,830)     (332,715)    (406,361)
Trustee and
  investment
  related fees           (7,530)      (1,175)         (240)        (390)
Transfer (to) from
 other funds            106,611     (342,230)      211,080      116,502

Plan equity
  December 31, 1993 $10,293,720    $4,250,638   $2,039,576   $2,986,189


                          Chiquita
                         Preferred
                           Stock    Loans to
                           Fund     Participants     Total
Dividend income       $   8,861    $      --   $   103,167
Interest income              67      103,909       651,005
Net appreciation
  (depreciation) in
   fair value of
   investments          (56,130)          --      (924,217)
Contributions:
  Participant                --           --     2,454,086
  Employer                   --           --       431,358
Distributions to
  participants          (35,115)    (135,683)   (2,829,649)
Trustee and investment
  related fees               --           --        (9,335)
Transfer (to) from
 other funds             22,575     (114,538)           --

Plan equity
  December 31, 1993   $  98,584    $1,360,940  $21,029,647

                                         JOHN MORRELL & CO.         SCHEDULE 1
                              SALARIED EMPLOYEES INCENTIVE SAVINGS PLAN
                                     ASSETS HELD FOR INVESTMENTS

                                                                                     Current
       Issue                           Description                       Cost         Value
*      Equity Fund of Chicago Title
       and Trust Company               724,373 shares                $ 3,138,081    $ 4,464,291

*      Short Term Investment Fund
       for Employee Benefit Plans
       of Chicago Title and Trust
       Company                         5,938,163 shares                5,938,163      5,938,163

*      Chiquita Brands International,
       Inc.:
          Capital Stock                246,820 shares                  5,100,532      2,838,431
          $1.32 Depositary Shares      8,026 shares                      192,722         98,702
                                                                       5,293,254      2,937,133
*      Capital Fund of Chicago
       Title and Trust Company         303,480 shares                  1,355,724      1,929,739

       Great West Life Assurance
       Company GIC                     8.40%, due October 31, 1994       500,000        500,000

       Hartford Insurance Company GIC  8.76%, due November 15, 1994      500,000        500,000

       Home Life Insurance Company     8.94%, due September 21, 1994     500,000        500,000
       GIC

       Life Insurance Company of
       Georgia GIC                     9.05%, due August 30, 1995        500,000        500,000

       Ohio National Life Insurance
       Company GIC                     8.60%, due January 17, 1996       500,000        500,000

       Principal Mutual Life Insurance
       Company GIC                     8.40%, due May 11, 1994           500,000        500,000

       Safeco Life Insurance
       Company GIC                     8.40%, due March 15, 1995         500,000        500,000

       United of Omaha Life
       Insurance GIC                   8.80%, due January 17, 1995       500,000        500,000
                                                                     $19,725,222    $19,269,326
       *  Denotes party-in-interest

                                                                   SCHEDULE 2
                                         JOHN MORRELL & CO.

                                       REPORTABLE TRANSACTIONS
                                    Year ended December 31, 1993

                                     NUMBER OF                  PROCEEDS                  NET
DESCRIPTION OF           TYPE OF     SHARES OR     PURCHASE       FROM       COST OF      GAIN
INVESTMENTS            TRANSACTION     UNITS         PRICE        SALE       ASSETS      (LOSS)
Lincoln National
  Pension Insurance
  Company
   Guaranteed
     Investment Fund    Sale         1,213,011                 $1,213,011   $1,213,011


Chicago Title and
  Trust Company:
   Short Term
     Investment
     Fund for Employee  Purchase     7,054,625    $7,054,625
     Benefit Plans      Sale         4,387,403                  4,387,403    4,387,403

   Equity Fund          Purchase       139,869       835,150
                        Sale           150,870                    905,609      634,129   $271,480
Chiquita Brands
  International,Inc.    Purchase       154,042     2,051,532
   Capital Stock        Sale             8,049                     97,860      168,403    (70,543)
/TABLE

                       JOHN MORRELL & CO.
            SALARIED EMPLOYEES INCENTIVE SAVINGS PLAN
                 Party-in-Interest Transactions
                  Year Ended December 31, 1993

                                                      Schedule 3


A schedule of party-in-interest transactions has not been presented because there were no party-in-interest transactions which are prohibited by the Employee Retirement Income Security Act of 1974
(ERISA) Section 406 and for which there is no statutory or administrative exemption.
                            SIGNATURE


Pursuant to the Requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                               JOHN MORRELL & CO. SALARIED
                               EMPLOYEES INCENTIVE SAVINGS PLAN




Date:  June 28, 1994           By:  /s/John Powers
                                    John Powers, Secretary of the
                                    Plan Administrative Committee
                                                       Exhibit 1




                 CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-29147 and 33-56570) pertaining to the John Morrell & Co. Salaried Employees Incentive Savings Plan and in the related Prospectus of our report dated June 28, 1994, with respect to the financial statements of the John Morrell & Co. Salaried Employees Incentive Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



                              /s/ ERNST & YOUNG





Cincinnati, Ohio
June 28, 1994